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                                                              Exhibit 1.A.(3)(d)
                       NEW ENGLAND SECURITIES CORPORATION
                        VARIABLE PRODUCT SALES AGREEMENT

This Agreement is made and entered into as of _____, 199_, by and among New England Securities Corporation ("NES"), a Massachusetts corporation, New England Life Insurance Company ("NELICO"), a Massachusetts corporation and ___________ corporation, ("Contractor").

NES, principal underwriter of the Variable Products, hereby authorizes Contractor to solicit applications for the purchase of such Variable Products, in consideration of and subject to the following terms and conditions:

1.        Definitions. For the purposes of this Agreement the following terms
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          are as defined:

1.1 "Variable Products" shall mean the variable life insurance policies and/or variable annuity contracts issued by NELICO.

1.2       "Insurance Company" shall mean NELICO.

1.3 "Prospectus" shall mean the then-current prospectus for the Insurance Company separate investment account that issues the Variable Product together with the prospectus for any underlying mutual fund in which the separate investment account may invest, and any supplements or "stickers" to each such prospectus.

1.4 "Registered Representative" shall mean an individual who is duly registered with the National Association of Securities Dealers, Inc. ("NASD") in compliance with the Securities Exchange Act of 1934, as amended (the "1934 Act") and who is licensed as a life insurance agent for the sale of variable life insurance and variable annuity contracts in the jurisdictions in which applications are to be solicited.

1.5 "Insurance Subsidiary" shall mean a subsidiary of the Contractor formed as a domestic corporation that has obtained insurance agent or broker licenses under applicable state law.

2.        Licensing and Registration. Contractor represents that it is a
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          properly registered securities broker and/or dealer under applicable federal and state securities laws and regulations. Each party hereto represents that it is a member in good standing of the NASD, and agrees to notify immediately the other should it cease to be either a member in good standing of the NASD, and/or should it cease to be a member of the NASD. It is further agreed that all rules and/or regulations of the NASD now in effect or hereafter adopted, which are binding upon underwriters and dealers in the distribution of variable life insurance products and variable annuity contracts and such other regulations applicable to Contractor and NES, shall be deemed to be a part of this Agreement to the same extent as if set forth herein.

3.        Contract Relationship. Throughout the term of this Agreement, the
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          relationship of Contractor to NES shall be that of an independent contractor. Contractor, and its employees, representatives and agents, if any, are not and shall not be employees of NES.

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          To preserve such independent contractor relationship, the parties agree that Contractor at all times shall:

3.1 Pay all of its own overhead expenses, including but without limitation, expenses for clerical assistance, rent, postage, telephone and similar expenses, and federal and state income taxes and payroll taxes under the Federal Insurance Contribution Act and any applicable state unemployment, disability or other laws with respect to its income.

3.2 Maintain such policies of workers compensation insurance as are customary.

3.3 Not in any way hold itself out to any of its customers or potential customers as being affiliated with NES.

3.4 Control the mode of conducting its business with complete discretion, except as otherwise expressly provided in this Agreement.

3.5 Not enter into any agreement for or on behalf of NES, or create any obligation, express or implied, by or in favor of NES.

3.6       Not accept payment for services for or on behalf of NES.

3.7       Not accept service of process for NES.

3.8 Not be a principal underwriter with respect to the Variable Products or shares of the New England Zenith Fund.

4.        Compensation.
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4.1       The Contractor, or if required by state law, the Insurance
          Subsidiary, shall receive compensation with respect to sales of Variable Products in transactions solicited by Registered Representatives in accordance with the terms and conditions of NES' then current distribution agreements applicable to sales of such Variable Products, and in accordance with the terms and conditions contained in the applicable Insurance Company broker-dealer insurance marketing agreements, as may be amended from time to time. Such compensation shall be remitted to Contractor or the Insurance Subsidiary, as the case may be, through a General Agent of the Insurance Company who is a Registered Representative of NES or by such other procedures as NES shall specify. NES or such General Agent may offset against any compensation payable to Contractor or the Insurance Subsidiary any indebtedness owing from Contractor or the Insurance Subsidiary to NES, the Insurance Company, or such General Agent.

4.2 Compensation shall be refunded by Contractor or the Insurance Subsidiary, as the case may be, to NES, or its agent, in accordance with the terms and conditions of the applicable Insurance Company broker-dealer insurance marketing agreement, as amended from time to time. Such refund may be effected, at NES' option, by deduction by NES from other moneys to be paid to Contractor or the Insurance Subsidiary.

5.        Covenants of Contractor. Contractor covenants and agrees that,
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          during the term of this Agreement:

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5.1       Contractor is, and at all times during the term of this Agreement shall be, a securities broker registered and in good standing with the Securities and Exchange Commission ("SEC") as a broker-dealer pursuant to Section 15(a) of the 1934 Act, a member in good standing of the NASD, and a registered broker-dealer under state law to the extent required in order to provide the services discussed in this Agreement.

5.2 Contractor shall at all times conduct its business solely in accordance with the rules and regulations of the SEC, the NASD, any other appropriate self-regulatory organization and all appropriate state insurance and securities authorities. Contractor shall assume full responsibility for the securities activities of, and for securities law compliance by, any "person associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with Contractor, including, as applicable, compliance with rules and regulations of the NASD and with federal and state laws and regulations. Contractor understands that if failure to comply with the rules, regulations, and requirements of applicable state and federal law results in disciplinary action against it by the NASD and any other regulatory authority having jurisdiction, that such failure may result in the suspension by NES, in the sole discretion of NES, of Contractor's authority to represent NES or in the termination of this Agreement by NES.

5.3 Contractor or the Insurance Subsidiary, as the case may be, shall instruct purchasers to remit all premiums directly to the Insurance Company or shall forward any premiums received from purchasers directly to the Insurance Company.

5.4 Contractor agrees that NES will act as Contractor's agent in providing customer confirmations pursuant to Rule l0b-10 under the 1934 Act.

5.5 Contractor will itself be, or will select persons associated with it who are, trained and qualified to solicit applications for purchase of the Variable Products in conformance with applicable state and federal laws. Any such person shall be a Registered Representative of Contractor in accordance with the rules of the NASD, be licensed to offer the Variable Products in accordance with the insurance laws of any jurisdiction in which such person solicits applications and be licensed with and appointed by the applicable Insurance Company as an insurance agent to solicit applications for the Variable Products. The activities of all Registered Representatives of Contractor referred to in this paragraph will be under the direct supervision and control of Contractor. The right of such Registered Representatives to solicit applications for the purchase of Variable Products is subject to their continued compliance with the rules and procedures which may be established by Contractor, NES or the Insurance Companies, including those set forth in this Agreement.

5.6 Contractor and its Registered Representatives shall solicit applications for the Variable Products in accordance with applicable state insurance law requirements and other applicable federal and state laws and regulations. Neither Contractor nor its Registered Representatives shall offer the Variable Products for sale in any state where such products are not qualified for sale under applicable laws and regulations, where neither Contractor nor its Registered Representatives is authorized to sell such Variable Products, or where Contractor is not qualified to act as a broker-dealer.

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5.7       Contractor shall be responsible for the training, supervision and control of all non-registered personnel of any Insurance Subsidiary and generally shall be responsible for supervising and inspecting each such Insurance Subsidiary.

5.8 Contractor shall use its best efforts to maximize sales of the Variable Products contemplated by this Agreement, but shall not be required to devote its exclusive efforts thereto.

5.9 Contractor shall provide or shall cause its Registered Representatives to provide a Prospectus whenever required by applicable law in connection with the sale or delivery of Variable Products pursuant to the provisions of this Agreement, and shall fully explain or shall cause its Registered Representatives to explain to a prospective customer or customers the terms of any Variable Product offered or sold to such customers.

5.10 Contractor shall not make, nor permit its Registered Representatives to make, any untrue or misleading statement or representation, and shall not omit, nor permit its Registered Representatives to omit, to state any material information or fact, pertaining to any aspect of an offer or sale of Variable Products to a prospective customer or customers.

5.11 Contractor shall not use, nor permit its Registered Representatives to use, any Prospectus, prospecting material, advertising, sales material, or related materials in connection with offers and sales of the Variable Products, unless the same have been provided or approved in advance in writing by NES. Contractor shall comply with such instructions relating to the sale of Variable Products as may reasonably be requested by NES.

5.12 Contractor shall at all times use its best efforts to obtain and maintain in full force and effect policies of professional liability insurance against errors and omissions in such amounts and on such terms as are customary in the securities industry for a broker of Contractor's size and type. Contractor shall allow NES to review such policies from time to time upon NES' request in writing. Contractor agrees promptly to notify NES of any change in any such policy. Contractor understands that Contractor is not covered under any insurance policy, including but not limited to any errors and omissions coverage, maintained by NES or any affiliate of NES.

5.13 Contractor agrees to furnish to NES such information as may from time to time be requested by NES for the purpose of complying with the applicable provisions of federal or state securities laws and the by-laws, rules or regulations of the NASD or any other securities regulatory authority. Contractor also agrees to furnish to NES such information as may from time to time be requested by NES for the purpose of updating the financial and other information supplied by Contractor to NES prior to entering this Agreement. Contractor shall immediately notify the Compliance Department of NES of any proceeding, suit or action, whether criminal, civil or administrative, or the commencement by the NASD or any other securities regulatory authority or any other state or federal authority of any investigation, if such proceeding, suit, action or investigation arises out of or in connection with Contractor's activities as broker or dealer with respect to Variable Products. Contractor shall promptly notify NES if it becomes the subject of any disciplinary or license revocation proceeding, or if it is the subject of any governmental order, that affects its right or ability to perform broker-dealer services. Contractor shall also immediately notify the Compliance Department of NES of any complaint by a prospect or customer or regulatory authority regarding the Variable

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          Products or Contractor's activities as broker or dealer. NES and the
          Insurance Company reserve the right to resolve any such complaints involving the Variable Products by a prospect or customer or regulatory authority. Any response by NES or the Insurance Company to a complaint will be sent to Contractor for approval not less than five business days before its being sent to the prospect, customer or regulatory authority except that if a more prompt response is required, the proposed response shall be communicated by telephone. Contractor shall not be liable to NES or the Insurance Company on account of any settlement of any claim or action effected without the consent of Contractor.

5.14 Contractor shall advise NES of any claim or demand, including without limitation, any pending or threatened litigation for which NES or the Insurance Company would be entitled to indemnity or contribution pursuant to paragraph 7 of this Agreement.

5.15 All covenants of Contractor contained in this Agreement shall be deemed to be continuing representations and warranties of Contractor which shall survive the termination of this Agreement.

6.        Covenants of NES. NES covenants and agrees that, during the term of
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          this Agreement:

6.1 NES is, and at all times during the term of this Agreement shall be, a securities broker registered and in good standing with the SEC as a broker-dealer pursuant to Section 15(a) of the 1934 Act and a member in good standing of the NASD.

6.2 NES shall at all times conduct its business solely in accordance with the rules and regulations of the SEC, the NASD, any other appropriate self-regulatory organization and all appropriate state securities authorities.

6.3 NES shall advise Contractor of any claim or demand, including without limitation, any pending or threatened litigation, for which Contractor would be entitled to indemnity or contribution pursuant to paragraph 7 of this Agreement.

6.4 All covenants of NES contained in this Agreement shall be deemed to be continuing representations and warranties of NES which shall survive the termination of this Agreement.

7.        Indemnification. Contractor and NES agree as follows:
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7.1       Contractor agrees to indemnify and hold NES and the Insurance Company harmless from any and all cost, expense and liability, including reasonable attorneys' fees, resulting from any claims, demands, liabilities, losses, damages or expenses (collectively, "Claims") arising out of or relating to (a) any offers and/or sales by Contractor of securities other than the Variable Products contemplated by this Agreement, (b) any business or activity of Contractor not expressly contemplated by this Agreement, and (c) any applications for Variable Products, solicitations of applications for the Variable Products or offers to sell or sales of Variable Products to the extent such Claims result from acts or omissions by Contractor, its representatives, agents, sub-agents or any Insurance Subsidiary. For purposes of this sub-paragraph 7.1, NES shall be deemed to include its "controlling persons" as defined in Section 15 of the Securities Act of 1933 and Section 20(a) of the 1934 Act.

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7.2       NES agrees to indemnify and hold Contractor harmless from any and all cost, expense and liability, including reasonable attorneys' fees, resulting from any Claims arising out of or relating to any offer to sell or sales of Variable Products made pursuant to this Agreement to the extent such Claims result from acts or omissions by persons other than the Contractor or persons with respect to whose activities the Contractor is responsible. For purposes of this sub-paragraph 7.2, Contractor shall be deemed to include its "controlling persons" as defined in Section 15 of the Securities Act of 1933 and Section 20(a) of the 1934 Act.

8.        Application Procedures. Contractor shall comply with all procedures
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          established by the Insurance Company and NES for the handling of applications, initial premiums, and insurance policy proceeds. The Insurance Company shall have the unqualified right to refuse any application for a Variable Product.

9.        Sales Material. No person is authorized to make any representations
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          concerning the Variable Products except those contained in the currently applicable Prospectus and in sales literature issued and approved by NES supplemental to such Prospectus. NES shall furnish without charge additional copies of the current Prospectus and such sales literature and other releases and information issued by NES in reasonable quantities upon request. Contractor agrees that it shall in all respects duly conform with all laws and regulations applicable to the sale of the Variable Products. In the offer and sale of the Variable Products, Contractor may not use any prospectus or advertising, prospecting, or sales material not provided or approved in writing by NES.

10.       Confirmations: Books and Records. NES shall confirm or cause to be
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          confirmed to customers of Contractor all policy transactions, as and to the extent legally required. Contractor shall maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that NES may agree to maintain any such records on Contractor's behalf. Records subject to any such agreement shall be maintained by NES, either directly or through the services of NELICO or an affiliate of NELICO, as agent for Contractor in compliance with said rules, and such records shall be and remain the property of Contractor and be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. Except for those books and records maintained by or on behalf of Contractor in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, all books, documents, prospectuses, application forms, or other materials or supplies in the possession of Contractor which pertain to the Variable Products or to the business of NES shall be the property of NES or the Insurance Company, as the case may be, which at any and all times shall be open to inspection by any duly authorized representative of NES or the Insurance Company and at the termination of this Agreement shall be returned to NES. All records and information obtained by Contractor pursuant to this Agreement shall be deemed to be confidential in nature, and Contractor shall not disclose or use any such records or information in any manner whatsoever except as expressly authorized in writing by NES or as required by federal or state regulatory authorities or court order. Contractor shall submit to all regulatory and administrative bodies having jurisdiction over the operations of NES, the Insurance Company, or Contractor any information, reports or other material obtained pursuant to this Agreement which any such body may request or require pursuant to applicable laws or regulations.

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11.       Assignments. No assignment of this Agreement or of commissions
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          payable hereunder shall be made by Contractor without the prior written consent of NES. Any such assignment of commissions is also subject to the requirement and limitations thereon contained in any applicable Insurance Company broker dealer insurance marketing agreements.

12.       Miscellaneous. This Agreement supersedes and cancels any prior
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          agreement between Contractor and NES with respect to the sale of the
          Variable Products. Either party to this Agreement may cancel this Agreement without cause at any time by written notice to the other.

13. Any notice to NES shall be given if mailed or telegraphed to it at the address specified below, or at such other address as NES gives notice of to Contractor:

                                        Compliance Department
                                        New England Securities Corporation
                                        501 Boylston Street, 10th Floor
                                        Boston, MA 02116

          Any notice to Contractor shall be duly given if mailed or telegraphed to it at the address specified below, or at such other address as Contractor gives notice of to NES:

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14.       Governing Law. This Agreement shall be governed by the laws of The
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          Commonwealth of Massachusetts.


15.       No Hire. Contractor and NELICO acknowledge that each will have access
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          to the names of the other's Registered Representatives as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore, Contractor and NELICO agree that while Registered Representatives maintain their affiliation with each and for twelve
          (12) months after their termination of the affiliation:

          (a)  Contractor and NELICO will not hire any Registered
               Representatives of the other.

          (b) Contractor and NELICO acknowledge that their Registered Representatives hold important contractual and business relationships with each and agree that each shall not interfere in any way with the relationships, contractual or otherwise, between the other and its Registered Representatives. Contractor and NELICO shall not induce or encourage, or attempt to induce or encourage, any Registered Representative of the other to terminate or change his or her relationship with the other.

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The parties hereto have executed this Agreement as a sealed instrument as of the date first above written.


 CONTRACTOR:                              NEW ENGLAND SECURITIES
                                           CORPORATION

 By:                                      By:
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 Title:                                   Title:
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 NEW ENGLAND
  LIFE INSURANCE COMPANY

 By:
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 Title:
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